Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement on Form SB-2, of our report dated March 30, 2005, except for the matter discussed in Note 12, as to which the date is April 7, 2005, on our audit of the consolidated financial statements of NetFabric Holdings, Inc. (formerly Houston Operating Company) as of December 31, 2004 and 2003 and for each of the years then ended and for the period from inception (January 1, 2003) to December 31, 2004, which report contains an explanatory paragraph related to the Company's ability to continue as a going concern. We also consent to the inclusion of our report dated July 29, 2005 on our audit of the financial statements of UCA Services, Inc. as of December 31, 2004 and 2003 and for each of the years then ended and for the period from inception (June 1, 2003) to December 31, 2003, and for the period from January 1, 2003 to May 31, 2003, as well as to the reference to our Firm under the caption "Experts."


/s/ J. H. Cohn LLP
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Jericho, New York
October 31, 2005